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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           _________________________



                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 June 7, 2001
                           -------------------------

                                Date of Report
                       (Date of earliest event reported)


                           DATA CRITICAL CORPORATION
              --------------------------------------------------

              (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-27855                 91-1901482
-------------------------------- ------------------------- ---------------------
 (State or Other Jurisdiction      (Commission File No.)        (IRS Employer
      of Incorporation)                                      Identification No.)

                     19820 North Creek Parkway, Suite 100
                           Bothell, Washington 98011
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         (Address of principal executive offices, including Zip Code)
                                (425) 482-7000
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             (Registrant's telephone number, including area code)
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Item 2.       Acquisition or Disposition of Assets

         On June 7, 2001, pursuant to an Agreement and Plan of Merger dated March 12, 2001 (the "Merger Agreement"), Data Critical Corporation, a Delaware corporation, completed its merger with VitalCom Inc., a Delaware corporation. The transaction was accomplished by merging a wholly owned subsidiary of Data Critical into VitalCom. VitalCom survived the merger and became a wholly owned subsidiary of Data Critical.

         Each outstanding share of VitalCom common stock was exchanged in the merger for 0.62 shares of Data Critical common stock. The parties agreed upon the exchange ratio in arms' length negotiations and took into account several factors concerning the relative valuations of VitalCom and Data Critical. Each of Data Critical and VitalCom received an opinion from its financial advisor that the merger consideration was fair to its stockholders from a financial point of view.

         A total of approximately 5.1 million shares of Data Critical common stock will be issued to former VitalCom stockholders in exchange for the acquisition by Data Critical of all outstanding VitalCom capital stock. Data Critical assumed all outstanding options to purchase VitalCom common stock, which now remain outstanding as options to purchase approximately 1.0 million shares of Data Critical common stock. The parties intend the transaction to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Data Critical intends to account for the transaction using the purchase method.

         The issuance of shares to the former VitalCom stockholders is registered on Data Critical's registration statement on Form S-4 (File No. 333-59016), as declared effective by the Securities and Exchange Commission on May 9, 2001 (the "Form S-4").

         This description of the merger is a summary and is not intended to be complete. It is qualified by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this current report, and a press release issued by Data Critical on June 7, 2001, which is attached as Exhibit 99.1 to this current report. For a more detailed description of the merger and the Merger Agreement, please refer to the Form S-4.

         Each of the two companies is a leader in the wireless hospital communications industry. Data Critical has concentrated on decentralized wireless communications and has a number of distribution and marketing arrangements with key industry participants. VitalCom has focused on the centralized monitoring market and has developed innovative technology with far-reaching application to the wireless hospital communications market. The companies believe that by combining they will be better able to compete, take advantage of market opportunities and serve the needs of their customers than either company could independently.

Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

         (a)      Financial Statements of Business Acquired.

         The required financial statements with respect to VitalCom are not available as of the date of this current report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the
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financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

         The required pro forma financial statements with respect to VitalCom and Data Critical are not available as of the date of this current report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the pro forma financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

         (c)      Exhibits


                   2.1 Agreement and Plan of Merger, by and among Data Critical Corporation, Viper Acquisition Corp. and VitalCom Inc., dated March 12, 2001 (incorporated by reference to Exhibit 2.1 to Data Critical's current report on Form 8-K filed on March 27, 2001)

                  99.1 Press Release of Data Critical Corporation dated June 7, 2001
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DATA CRITICAL CORPORATION

Dated:  June 21, 2001                    By: /s/ Michael E. Singer
                                            ------------------------------------
                                             Michael E. Singer
                                             Executive Vice President and
                                             Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

      2.1 Agreement and Plan of Merger, by and among Data Critical Corporation, Viper Acquisition Corp. and VitalCom Inc., dated March 12, 2001 (incorporated by reference to Exhibit
                    2.1 to Data Critical's current report on Form 8-K filed on March 27, 2001)

     99.1           Press Release of Data Critical Corporation dated June 7,
                    2001